UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We have previously reported that at June 30, 2015, we were not in compliance with certain financial covenants set forth in our Amended and Restated Credit Agreement with Wells Fargo Bank, as administrative agent, and that we anticipated entering into an amendment of the credit agreement that would reinstate our compliance with all applicable financial covenants. On October 13, 2015, we completed the execution and delivery of an amendment of the credit agreement, effective as of September 30, 2015.

Among other changes, the amendment:

•	memorializes our use of proceeds from equity issuances of $3.4 million to reduce indebtedness under the credit agreement,

•	waives our prior covenant default,

•	waives all term debt amortization until March 31, 2017, on which date a $1.5 million principal payment will be required,

•

adds a minimum asset coverage ratio to be tested quarterly, revises the maximum total leverage ratio to a quarterly minimum EBITDA test commencing with the quarter ending December 31, 2015, and modifies the fixed charge coverage ratio to be tested quarterly commencing with the first quarter of 2016,

•	adds an excess cash flow sweep on a quarterly basis commencing with the quarter ending December 31, 2015,

•

reduces the size of the revolving credit facility under the credit agreement from $5.0 million to $1.0 million and eliminates the $1.0 million letter of credit and $1.0 million swing line credit facilities which were formerly part of the revolving facility,

•	requires the payment of an amendment fee equal to 25 basis points of the outstanding bank indebtedness (after giving effect to the reduction of indebtedness as of the effective date of the amendment)

•

institutes a ticking fee of $150,000 to be earned each quarter but not due and payable until the maturity or earlier repayment of the facility (with a partial waiver of the fee to the extent that the facility can be refinanced prior to the final maturity date)

A copy of the amendment is filed as Exhibit 4.4 to this Current Report on Form 8-K.

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Item 8.01. Other Events.

We have previously reported that, on June 24, 2015, the Company commenced a private offering to accredited investors of 1,562,500 shares of its common stock at a price of $3.20 per share and that as of August 14, 2015, subscription agreements in excess of the minimum offering had been received by the Company but had not yet been accepted. Effective September 30, 2015, we accepted these subscriptions and applied the proceeds to the reduction of our indebtedness under the credit agreement. The issuance and sale of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S and Section 4(2) of such statute.

On October 19, 2015, we issued a press release regarding the developments described in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.4	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 30, 2015

99.1	Press Release dated October 19, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: October 19, 2015	By:	/s/ Munawar H. Hidayatallah
	Name:	Munawar H. Hidayatallah
	Title:	Chairman and CEO

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